DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

Registration No. 811-06324
FORM N-SAR
Semiannual Period Ended May 31, 2015

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Global & International Funds (the ?Trust?), on behalf of Delaware Emerging Markets Fund, Delaware Focus Global Growth Fund, Delaware Global Value Fund, and Delaware International Value Equity Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015, reconvened to April 21, 2015 and May 12, 2015 for the proposals listed in items (ii) and (iii) below for Delaware International Value Equity Fund, and reconvened to April 21, 2015, May 12, 2015, and June 2, 2015 for the proposals listed in items (ii) and (iii) below for Delaware Global Value Fund, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for each Fund; (iii) to revise the fundamental investment restriction relating to lending for each Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 147,810,023.197
Percentage of Outstanding Shares 68.228%
Percentage of Shares Voted 99.242%

Shares Withheld 1,128,719.498
Percentage of Outstanding Shares 0.521%
Percentage of Shares Voted 0.758%

Ann D. Borowiec

Shares Voted For 147,952,750.132
Percentage of Outstanding Shares 68.294%
Percentage of Shares Voted 99.338%

Shares Withheld 985,992.563
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted 0.662%

Joseph W. Chow

Shares Voted For 147,819,998.244
Percentage of Outstanding Shares 68.233%
Percentage of Shares Voted 99.249%

Shares Withheld 1,118,744.451
Percentage of Outstanding Shares 0.516%
Percentage of Shares Voted 0.751%

Patrick P. Coyne

Shares Voted For 147,599,862.362
Percentage of Outstanding Shares 68.131%
Percentage of Shares Voted 99.101%

Shares Withheld 1,338,880.333
Percentage of Outstanding Shares 0.618%
Percentage of Shares Voted 0.899%

John A. Fry

Shares Voted For 147,793,212.376
Percentage of Outstanding Shares 68.221%
Percentage of Shares Voted 99.231%

Shares Withheld 1,145,530.319
Percentage of Outstanding Shares 0.529%
Percentage of Shares Voted 0.769%

Lucinda S. Landreth

Shares Voted For 147,939,125.569
Percentage of Outstanding Shares 68.288%
Percentage of Shares Voted 99.329%

Shares Withheld 999,617.126
Percentage of Outstanding Shares 0.461%
Percentage of Shares Voted 0.671%

Frances A. Sevilla-Sacasa

Shares Voted For 147,842,430.205
Percentage of Outstanding Shares 68.243%
Percentage of Shares Voted 99.264%

Shares Withheld 1,096,312.490
Percentage of Outstanding Shares 0.506%
Percentage of Shares Voted 0.736%

Thomas K. Whitford

Shares Voted For 147,815,091.187
Percentage of Outstanding Shares 68.231%
Percentage of Shares Voted 99.246%

Shares Withheld 1,123,651.508
Percentage of Outstanding Shares 0.519%
Percentage of Shares Voted 0.754%

Janet L. Yeomans

Shares Voted For 147,941,353.199
Percentage of Outstanding Shares 68.289%
Percentage of Shares Voted 99.330%

Shares Withheld 997,389.496
Percentage of Outstanding Shares 0.460%
Percentage of Shares Voted 0.670%

J. Richard Zecher

Shares Voted For 147,777,473.852
Percentage of Outstanding Shares 68.213%
Percentage of Shares Voted 99.220%

Shares Withheld 1,161,268.843
Percentage of Outstanding Shares 0.536%
Percentage of Shares Voted 0.780%

2. To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Emerging Markets Fund

Shares Voted For 103,115,698.013
Percentage of Outstanding Shares 55.265%
Percentage of Shares Voted 77.675%

Shares Voted Against 1,479,074.399
Percentage of Outstanding Shares 0.793%
Percentage of Shares Voted 1.114%

Shares Abstained 760,526.756
Percentage of Outstanding Shares 0.408%
Percentage of Shares Voted 0.573%
Broker Non-Votes 27,397,323.801

Delaware Focus Global Growth Fund

Shares Voted For 3,486,787.690
Percentage of Outstanding Shares 52.467%
Percentage of Shares Voted 60.158%

Shares Voted Against 83,628.182
Percentage of Outstanding Shares 1.258%
Percentage of Shares Voted 1.443%

Shares Abstained 16,562.844
Percentage of Outstanding Shares 0.249%
Percentage of Shares Voted 0.286%
Broker Non-Votes 2,209,079.000

Delaware Global Value Fund

Shares Voted For 927,210.687
Percentage of Outstanding Shares 43.462%
Percentage of Shares Voted 67.713%

Shares Voted Against 54,399.697
Percentage of Outstanding Shares 2.550%
Percentage of Shares Voted 3.973%

Shares Abstained 78,987.513
Percentage of Outstanding Shares 3.702%
Percentage of Shares Voted 5.768%
Broker Non-Votes 308,719.000

Delaware International Value Equity Fund

Shares Voted For 8,607,507.017
Percentage of Outstanding Shares 40.455%
Percentage of Shares Voted 80.501%

Shares Voted Against 202,312.983
Percentage of Outstanding Shares 0.951%
Percentage of Shares Voted 1.892%

Shares Abstained 232,456.783
Percentage of Outstanding Shares 1.093%
Percentage of Shares Voted 2.174%
Broker Non-Votes 1,650,153.100

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Emerging Markets Fund

Shares Voted For 103,699,959.042
Percentage of Outstanding Shares 55.578%
Percentage of Shares Voted 78.115%

Shares Voted Against 982,305.497
Percentage of Outstanding Shares 0.526%
Percentage of Shares Voted 0.740%

Shares Abstained 673,049.629
Percentage of Outstanding Shares 0.361%
Percentage of Shares Voted 0.507%
Broker Non-Votes 27,397,308.801

Delaware Focus Global Growth Fund

Shares Voted For 3,537,109.203
Percentage of Outstanding Shares 53.224%
Percentage of Shares Voted 61.026%

Shares Voted Against 42,276.365
Percentage of Outstanding Shares 0.636%
Percentage of Shares Voted 0.729%

Shares Abstained 7,593.148
Percentage of Outstanding Shares 0.114%
Percentage of Shares Voted 0.131%
Broker Non-Votes 2,209,079.000

Delaware Global Value Fund

Shares Voted For 949,610.014
Percentage of Outstanding Shares 44.512%
Percentage of Shares Voted 69.349%

Shares Voted Against 37,293.039
Percentage of Outstanding Shares 1.748%
Percentage of Shares Voted 2.723%

Shares Abstained 73,691.844
Percentage of Outstanding Shares 3.454%
Percentage of Shares Voted 5.382%
Broker Non-Votes 308,722.000

Delaware International Value Equity Fund

Shares Voted For 8,549,562.195
Percentage of Outstanding Shares 40.183%
Percentage of Shares Voted 79.959%

Shares Voted Against 206,940.273
Percentage of Outstanding Shares 0.973%
Percentage of Shares Voted 1.935%

Shares Abstained 285,772.315
Percentage of Outstanding Shares 1.343%
Percentage of Shares Voted 2.673%
Broker Non-Votes 1,650,155.100

4. (a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Global & International Funds

Shares Voted For 114,554,047.875
Percentage of Outstanding Shares 52.878%
Percentage of Shares Voted 76.914%

Shares Voted Against 800,826.409
Percentage of Outstanding Shares 0.370%
Percentage of Shares Voted 0.538%

Shares Abstained 1,722,713.610
Percentage of Outstanding Shares 0.795%
Percentage of Shares Voted 1.157%
Broker Non-Votes 31,861,154.801

4. (b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Global & International Funds

Shares Voted For 114,527,411.044
Percentage of Outstanding Shares 52.865%
Percentage of Shares Voted 76.896%

Shares Voted Against 784,362.413
Percentage of Outstanding Shares 0.362%
Percentage of Shares Voted 0.527%

Shares Abstained 1,765,805.437
Percentage of Outstanding Shares 0.815%
Percentage of Shares Voted 1.186%
Broker Non-Votes 31,861,163.801

4. (c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Global & International Funds

Shares Voted For 114,692,032.809
Percentage of Outstanding Shares 52.941%
Percentage of Shares Voted 77.006%

Shares Voted Against 651,175.193
Percentage of Outstanding Shares 0.301%
Percentage of Shares Voted 0.437%

Shares Abstained 1,734,379.892
Percentage of Outstanding Shares 0.801%
Percentage of Shares Voted 1.164%
Broker Non-Votes 31,861,154.801

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Global & International Funds (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Global & International Funds (April 1, 2015), attached as Exhibit.
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